                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Equity Incentive Plan, as amended of CV Therapeutics, Inc. of our report dated March 4, 1997 with respect to the consolidated financial statements of CV Therapeutics, Inc. included in its Annual Report (Form 10-K), as amended, for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                       /S/ ERNST & YOUNG LLP

Palo Alto, California
January 21, 1998